INVESTOR UPDATE FOR VISIUM TECHNOLOGIES, INC.

FAIRFAX, VA / SEPTEMBER 7, 2018 (GLOBE NEWSWIRE) Visium Technologies, Inc. (OTCPK: VISM), (the “Company”) today released the next Investor Update Letter from the Company:

Dear Investors,

As an update to our previous letter from July 2018, Visium’s new management team is providing all existing and potential investors the latest information on developments with the company. Please be advised – this letter is not a substitute for reviewing our press releases and SEC filings. Some of this update is opinion – so be sure to note the forward-looking statements disclosure at the end. We wanted to simplify the complexity and put our latest news items in context and keep you updated on our activities and events that may not rise to the level of a press release or SEC filing. If you have additional questions, you can reach me at jholcombe@visiumtechnologies.com.

We continue to work diligently to become a world-class cybersecurity/digital risk management company, with a focus on visualization, Internet of Things, (“IoT”), mobile security, threat identification, big-data analytics, and smart cities. In the past two months since our last update, we:

1) Deployed our new web site: www.visiumtechnologies.com

2) Established a new office location in Fairfax VA

3) Announced the appointment of our CEO, Jamie Holcombe,

4) Signed the Agreement for the acquisition of Threat Surface Solutions Group, LLC (“TSSG”), and

5) Begun development efforts to enable our cyber visualization technology to be deployed in the Cloud

The acquisition of TSSG represents the next stage in the evolution of Visium’s capabilities. TSSG’s customer relationships with SGS North America, and with Geneva, Switzerland based SGS-TÜV Saar GmbH will enable Visium to provide unique cybersecurity remediation capabilities and solutions around the globe.

Closer to our new office location in Fairfax VA, Visium is targeting thousands of companies which are required to have cyber-security certification in order to comply with US Federal Government requirements. Visium’s strategy is to identify those government contractors, as well as corporate and commercial businesses needing to improve their cyber posture. These market segments are entirely distinct, and we believe that there is tremendous untapped potential to grow from government into commercial sales.

We continue to work with our George Mason University colleagues in order to capitalize on our valuable technology licenses which have the potential to create significant shareholder value.

We will continue to update our investors with any and all progress in the coming weeks.

In closing, the vision of Visium is clear and bright. We have accomplished a great deal in a relatively short period of time and we will continue to focus on our accelerated growth track. We are building a great company and remain committed to pursuing initiatives that maximize value for all Visium stakeholders.

I sincerely appreciate your continued support and confidence in our efforts.

Sincerely,

Jamie Holcombe

CEO, Visium Technologies, Inc.

About Visium Technologies, Inc.

Visium Technologies, Inc. (OTCPink: VISM) is a Florida based company focused on global cybersecurity, advancing technology and cybersecurity tools and services to support enterprises in protecting their most valuable assets - their data, on their networks, in the cloud, and IoT.

For more information please visit www.visiumtechnologies.com.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect management’s current views with respect to future events and performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to, whether the reverse stock split will be beneficial to the Company and its shareholders, any inability to meet the NYSE American continued listing standards in the future for any reason, and those other factors described in our filings with the U.S. Securities and Exchange Commission. Any responsibility to update forward-looking statements is expressly disclaimed.

Contact:

Visium Technologies, Inc.

Corporate: Mark Lucky, Chief Financial Officer

mlucky@visiumtechnologies.com